Exhibit 99 (13)  (c)

Ohio National Financial Services®

VARIABLE ANNUITIES ONCORE

Fund Evaluation Group Asset Allocation Model Descriptions

Effective December 31, 2010

ONcore variable annuities with asset allocation models are designed to help balance the level of risk you can tolerate and the equity exposure you need. Asset allocation is the process of diversifying investments across different asset classes, such as domestic equity, international equity and fixed income, to mitigate risk and help meet your long-term investment objectives.

MODEL 1: Conservative



Objective: Preservation of Capital

Total Return Portfolio	54%
Real Return Portfolio	16%
High Income Bond Portfolio	9%
Franklin Flex Cap Growth Securities Fund	5%
Goldman Sachs Large Cap Value Fund	5%
Bristol Portfolio	2%
Commodity RealReturn® Strategy Portfolio	2%
Lazard Retirement International Equity Portfolio	2%
Templeton Foreign Securities Fund	2%
Global Bond Portfolio (Unhedged)	1%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	1%
Royce Small-Cap Portfolio	1%

Domestic Equity	16%
International Equity	4%
Fixed Income	80%

MODEL 2: Moderately Conservative



Objective: Moderate Growth

Total Return Portfolio	39%
Real Return Portfolio	13%
Goldman Sachs Large Cap Value Fund	10%
High Income Bond Portfolio	7%
Lazard Retirement International Equity Portfolio	6%
Franklin Flex Cap Growth Securities Fund	4%
Jennison 20/20 Focus Portfolio	4%
Templeton Foreign Securities Fund	4%
Bristol Growth Portfolio	2%
Bristol Portfolio	2%
Commodity RealReturn® Strategy Portfolio	2%
Fidelity VIP Real Estate	2%
Royce Small-Cap Portfolio	2%
Bryton Growth Portfolio	1%
Global Bond Portfolio (Unhedged)	1%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	1%

Domestic Equity	30%
International Equity	10%
Fixed Income	60%

MODEL 3: Balanced



Objective: Steady Growth in Asset Values

Total Return Portfolio	27%
Goldman Sachs Large Cap Value Fund	14%
Lazard Retirement International Equity Portfolio	9%
Franklin Flex Cap Growth Securities Fund	8%
Real Return Portfolio	7%
Templeton Foreign Securities Fund	7%
Jennison 20/20 Focus Portfolio	6%
High Income Bond Portfolio	4%
Bristol Portfolio	3%
Bristol Growth Portfolio	2%
Bryton Growth Portfolio	2%
Commodity RealReturn® Strategy Portfolio	2%
Fidelity VIP Real Estate	2%
Global Bond Portfolio (Unhedged)	2%
Lazard Retirement Emerging Markets Equity Portfolio	2%
Royce Small-Cap Portfolio	2%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	1%

Domestic Equity	42%
International Equity	18%
Fixed Income	40%

MODEL 4: Moderate Growth



Objective: Moderately High Growth in Asset Values

Goldman Sachs Large Cap Value Fund	19%
Total Return Portfolio	12%
Lazard Retirement International Equity Portfolio	11%
Franklin Flex Cap Growth Securities Fund	10%
Templeton Foreign Securities Fund	10%
Jennison 20/20 Focus Portfolio	9%
Bristol Portfolio	3%
Bryton Growth Portfolio	3%
Global Bond Portfolio (Unhedged)	3%
Lazard Retirement Emerging Markets Equity Portfolio	3%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	3%
Real Return Portfolio	3%
Royce Small-Cap Portfolio	3%
Bristol Growth Portfolio	2%
Commodity RealReturn® Strategy Portfolio	2%
Fidelity VIP Real Estate	2%
High Income Bond Portfolio	2%

Domestic Equity	56%
International Equity	24%
Fixed Income	20%

MODEL 5: Growth



Objective: High Growth in Asset Values

Goldman Sachs Large Cap Value Fund	22%
Lazard Retirement International Equity Portfolio	13%
Templeton Foreign Securities Fund	12%
Franklin Flex Cap Growth Securities Fund	10%
Jennison 20/20 Focus Portfolio	10%
Lazard Retirement Emerging Markets Equity Portfolio	5%
Bristol Portfolio	4%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	4%
Royce Small-Cap Portfolio	5%
Bryton Growth Portfolio	3%
Total Return Portfolio	3%
Bristol Growth Portfolio	2%
Commodity RealReturn® Strategy Portfolio	2%
Fidelity VIP Real Estate	2%
Real Return Portfolio	2%
High Income Bond Portfolio	1%

Domestic Equity	64%
International Equity	30%
Fixed Income	6%

Portfolio Adviser or Subadviser

- Bristol Portfolio - ***Suffolk Capital Management, LLC*****
- Bristol Growth Portfolio - ***Suffolk Capital Management, LLC*****
- Bryton Growth Portfolio - ***Suffolk Capital Management, LLC*****
- Commodity RealReturn® Strategy Portfolio - ***Pacific Investment Management Company LLC***
- Fidelity VIP Real Estate - ***Fidelity Management & Research Company***
- Franklin Flex Cap Growth Securities Fund - ***Franklin Advisers, Inc.***
- Global Bond Portfolio (Unhedged) - ***Pacific Investment Management Company LLC***
- Goldman Sachs Large Cap Value Fund - ***Goldman Sachs Asset Management, L.P.***
- High Income Bond Portfolio - ***Federated Investment Management Company*****
- Jennison 20/20 Focus Portfolio - ***Jennison Associates LLC***
- Lazard Retirement Emerging Markets Equity Portfolio - ***Lazard Asset Management LLC***
- Lazard Retirement International Equity Portfolio - ***Lazard Asset Management LLC***
- Lazard Retirement U.S. Small-Mid Cap Equity Portfolio - ***Lazard Asset Management LLC***
- Real Return Portfolio - ***Pacific Investment Management Company LLC***
- Royce Small-Cap Portfolio - ***Royce & Associates, LLC***
- Templeton Foreign Securities- ***Templeton Investment Council, LLC***
- Total Return Portfolio - ***Pacific Investment Management Company LLC***

** Subadviser to Ohio National Investments, Inc. for a portfolio of Ohio National Fund, Inc.

NOT A DEPOSIT	NOT FDIC INSURED	NOT GUARANTEED BY ANY BANK
NOT INSURED BY ANY GOVERNMENT AGENCY		MAY LOSE VALUE

SEE IMPORTANT NOTES CONTINUED ON BACK

Information to consider when reviewing the models: In order to invest in dynamic model portfolios, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc. (ONII), as a limited purpose Registered Investment Adviser only for the purpose of developing the Models and permitting periodic updates. The asset allocation models attempt to create model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve its investment objective. There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value. Small-cap portfolios invest primarily in the securities of small- and medium-sized companies. The risks associated with investments in small companies include less experienced management, limited product lines and financial resources, shorter operating histories, less publicly available information, reduced liquidity and increased price volatility. Real-estate focused portfolios involve risks such as refinancing, economic conditions in the real estate industry, changes in property values, dependency on real estate management, and other risks associated with a portfolio that concentrates its investments in one sector or geographic region. Investing in securities of foreign companies and governments involves considerations and potential risks not typically associated with investments in domestic corporations and obligations issued by the U.S. government. Funds allocated in an international/global/ emerging markets variable portfolio could be subject to risks associated with changes in currency values, economic, political and social conditions, the regulatory environment of the countries in which the portfolio invests, as well as the difficulties of receiving current and accurate information. The securities markets of many of the emerging markets in which the portfolio may invest are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. High-yield security portfolios invest primarily in lower rated, or unrated securities. High-risk, high-yield securities are considered to be speculative with respect to the payment of interest and the return of principal and involve greater risks than higher-grade issues. They are especially subject to adverse changes in general market conditions and in the industries in which the issuers are engaged, to changes in the financial conditions of the issuers and to price fluctuations in response to changes in interest rates. Commodity-linked derivative investment portfolios involve risks, including the risk that the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Concentrating assets in particular sectors of the commodities market (e.g., oil, metal, agricultural products) may subject the portfolio to increased risk associated with those sectors. Risks associated with investing in a bond portfolio include interest rate risk, credit risk, and inflation risk. Increases in interest rates for fixed-income investments also generally affect bond prices, because as interest rates rise, bond prices fall. Variable annuities are sold by prospectuses, which contain more complete information including fees, contingent deferred sales charges and other costs that may apply. Contact your registered representative or visit http://fundinfo.ohionational.com to obtain current prospectuses. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors, charges and expenses of the underlying variable portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios. Early withdrawals or surrenders may be subject to surrender charges (contingent deferred sales charges). Withdrawals of taxable amounts are subject to ordinary income tax and, if taken prior to age 59 1/2, a 10 percent federal tax penalty may apply. For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals will generally reduce the death benefit, Contract Value and any living benefit amount. Guarantees based upon the claims-paying ability of The Ohio National Life Insurance Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios. Variable annuities are long-term investments designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining contract value. Product, product features and rider availability vary by state. Issuer not licensed to conduct business and products not distributed in AK, HI, or NY. There is no additional tax-deferral benefit for contracts purchased in an Individual Retirement Account (IRA) or other tax-qualified plan because these are already afforded tax-deferred status. An annuity should only be purchased in an IRA or qualified plan if you value some of the other features of the annuity and are willing to incur any additional costs associated with the annuity. Asset allocation does not assure a profit or protect against a loss in declining markets. All models may not be available with all ONcore riders. See product prospectus for investment limitations and details. Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower. Dollar-cost averaging does not guarantee a profit or protect against a loss in a declining market. Dollar-cost averaging involves continuous investing, regardless of fluctuating price levels, and as a result, you should consider your financial ability to continue to invest during periods of low price levels. The Bristol, Bristol Growth and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the models at the request of Ohio National. Annuity Issuer: The Ohio National Life Insurance Company Post Office Box 237 Cincinnati, Ohio 45201-0237 Telephone: 513.794.6100 Annuity Distributor: Ohio National Equities, Inc. Member FINRA One Financial Way Cincinnati, Ohio 45242 Telephone: 513.794.6100 Form 7212 Rev. 10-10